Exhibit 10.13

Memorandum

Date:	December 27, 2011

To:	Derek Gordon

From:	Robin Trainor

Subject:	Employment Separation Agreement and Release

This Employment Separation Agreement and Release (“Agreement and Release”) confirms our mutual understanding regarding your rights and benefits in relation to your termination of employment with Armored AutoGroup Inc., its predecessor companies, affiliates, subsidiaries and business units, past and present (“AAG” or the “Company”). By signing this Agreement and Release, you hereby acknowledge that these benefits are in full satisfaction of all rights to termination or severance related benefits for which you may have been eligible or may claim to be eligible under any agreement, promise or program, whether written or oral, express or implied.

Termination

You have been informed of your termination of employment from the Company. Your last day of work will be December 31, 2011 (“Last Day of Active Employment”).

Vacation Pay

After your Last Day of Active Employment you shall be paid 27.7 days (equating to 221.16 hours) of current year accrued unused vacation pay (“Current Vacation Period”). Current year vacation pay ceases to accrue as of your Last Day of Active Employment. Your accrued unused vacation pay shall be paid in accordance with your normal pay cycle.

Severance Pay

Provided you sign and return this Agreement and Release in the form provided to you, you shall receive nine (9) months of base salary continuation (“Salary Continuation Period”). These salary continuation payments are hereinafter referred to as “Severance Pay.” Your Salary Continuation Period shall extend from the Last Day of Active Employment through September 30, 2012.

As a general rule, the Company will not begin the payment of your Severance Pay until after you have signed and returned this Agreement and Release in the form provided, and any revocation period provided for in this agreement has expired. In such case, your Severance Pay shall commence when the duly executed Agreement and Release has been returned and any arrearages shall be paid retroactively as soon as administratively practicable.  Notwithstanding the foregoing, the Company reserves the right, in its sole discretion, to continue your Severance Pay while you review this Agreement and Release; provided, however, that this payment of your Severance Pay shall in no event be construed as a waiver by the Company of the provision in the Severance Plan making Severance Pay contingent on execution of a release of claims in favor of the Company.

Provided that you have signed and returned this Agreement and Release in the form provided, in the event of your death after your Last Day of Active Employment, payment of any remaining Severance Pay owing under this Agreement and Release will be made to your estate.

All Severance Pay benefits are subject to federal, state and other applicable taxes and withholdings.

Additional Consideration

In addition to the benefits described above, you shall be entitled to the following benefit(s) (“Additional Benefits”), provided you sign and return this Agreement and Release in the form provided to you: a Company sponsored outplacement assistance program conducted by the Lee Hecht Harrison firm, at a level determined by the Company, which will provide career transition counseling.

Employee Benefits

A general description of your rights to continued participation in your employee benefit plans will be provided to you with this Agreement and Release. Such description is for information purposes only and is not a part of this Agreement and Release.

Nonqualified Stock Option Award Agreement

You were granted certain right and option (the “Option”) to purchase shares under terms and conditions set forth in your Nonqualified Stock Option Award Agreement with Armored AutoGroup Parent Inc. effective as of November 5, 2010 (the Option Agreement”). Notwithstanding any terms governing your right and option to purchase shares under the Option Agreement, you agree to waive all right to exercise the Option and further acknowledge and agree that the Option is canceled and forfeited.

Consideration for the Release

The Severance Pay and Additional Benefits (the “Consideration”) are something of value that will be available to you only in return for your signed Agreement and Release in the form provided to you. If you choose not to sign this Agreement and Release in the form provided to you, you will not be entitled to the Consideration.

Contingencies

In order to receive the Consideration under this Agreement and Release, you must return this signed Agreement and Release, in the form provided, to Robin Trainor, no earlier than the Last Day of Active Employment and no later than one week after the Last Day of Active Employment. In order to receive the Consideration under this Agreement and Release, you must return this signed Agreement and Release, in the form provided, to Robin Trainor, no earlier than the Last Day of

Active Employment. You may take up to twenty-one (21) calendar days after the Last Day of Active Employment to consider the Agreement and Release before signing, although you may, in the exercise of your sole discretion, sign it at any time before the 21-day period expires. You must return this signed Agreement and Release no later than 22-days after the Last Day of Active Employment.

In the event that before the end of your Salary Continuation Period you (i) accept a position with the Company as an employee, or (ii) return to work at the Company as a leased employee, consultant or independent contractor, all Consideration under this Agreement and Release will terminate as of the date of your reemployment or assignment with the Company commences. In such event, all Consideration paid to you before your reemployment or assignment with the Company commences shall be considered to be valuable legal consideration to which you were not otherwise entitled and the Release of Claims and Confidentiality provisions of this Agreement and Release shall remain in effect and fully enforceable.

Subject to the preceding paragraph, your acceptance of a position with another company will generally not affect your eligibility for the Consideration under this Agreement and Release. However, the Company reserves the right to cancel your Consideration in the event that you engage in activities determined to be significantly detrimental to the Company’s interests, including, without limitation, recruiting, hiring, or soliciting (either directly or indirectly) AAG employees for employment or performance of services with a competing company, breach of any obligations under any confidentiality agreement or intellectual property agreement, making knowingly false or misleading statements about AAG or its products, officers or employees to competitors, customers, potential customers or former or current AAG employees, holding yourself out as an active AAG employee, and material breach of any of the terms of this Agreement and Release.

Release Of Claims

In exchange for the Consideration, you do hereby waive and do hereby release, knowingly and willingly, Armored AutoGroup Inc., its present and future parent companies, its predecessor companies, its past, present and future divisions, subsidiaries, affiliates and related companies and their successors and assigns and all past, present and future directors, officers, employees and agents of these entities, personally and as directors, officers, employees and agents (collectively the “AAG Group”), from any and all claims of any nature whatsoever you have arising out of your employment and/or the termination of your employment with the AAG Group, known or unknown, including but not limited to any claims you may have under federal, state or local employment, labor, or anti-discrimination laws, statutes and case law and specifically claims arising under the federal Age Discrimination in Employment Act, the Civil Rights Acts of 1866 and 1964, as amended, the Americans with Disabilities Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Labor-Management Relations Act, the Equal Pay Act and the Worker Adjustment Retraining and Notification Act, the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, the Connecticut Smokers’ Rights Law, the Connecticut Constitution, Connecticut common law and any other applicable state, county or local law, ordinance or statute including claims for attorneys’ fees, the California Fair Employment and

Housing Act and applicable regulations, the California Family Rights Act, disputed claims under the California Labor Code or Wage Orders, Labor Code Section 132a and/or the California Constitution, California common law and any other applicable state, county or local law, ordinance or statute including claims for attorneys’ fees; provided, however, that this release does not apply to claims under ERISA Section 502(a)(1)(B) for benefits under AAG Group sponsored benefit plans covered under ERISA (other than claims for severance and severance related benefits), does not apply to claims arising out of obligations expressly undertaken in this Agreement and Release, and does not apply to claims arising out of any act or omission occurring after the date you sign this Agreement and Release. All claims, including contingent claims, for incentive compensation awards under any AAG Group plan or payroll practice, along with any claims under any state wage and hour laws, are specifically subject to this release of claims. Any rights to benefits (other than severance benefits) under AAG Group sponsored benefit plans are governed exclusively by the written plan documents.

Excluded from this Release of Claims arc any claims or rights which cannot be waived by law. Also excluded from the General Release is your right to file a charge with an administrative agency or participate in any agency investigation. You are, however, waiving your right to recover money in connection with any such charge or investigation. You are also waiving your right to recover money in connection with a charge filed by any other individual or by the Equal Employment Opportunity Commission or any other federal, state or local agency.

You acknowledge and understand that you have accepted the Consideration referenced in this Agreement and Release in full satisfaction of all claims and obligations of the AAG Group to you regarding any matter or incident up to the date you execute this Agreement and Release (except to the extent expressly excepted from the terms of this Agreement and Release) and you affirmatively intend to be legally bound thereby.

You hereby agree and acknowledge that you are not entitled to receive any additional payments or benefits from the AAG Group related to your employment or termination of employment other than as expressly provided herein.

Release of Unknown Claims

For the purpose of implementing a full and complete release, you expressly acknowledge that the release given in this Agreement and Release is intended to include, without limitation, claims that you did not know or suspect to exist in your favor at the date of your execution of this Agreement and Release , regardless of whether the knowledge of such claims, or the facts upon which they might be based would materially have affected your execution of this Agreement and Release ; and that the consideration given under this Agreement and Release is also for the release of those claims and contemplates the extinguishment of any such unknown claims, despite the fact that California Civil Code section 1542 may provide otherwise. You expressly waive any right or benefit available to you in any capacity under the provisions of section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO ALL CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MAY HAVE MATERIALLY

AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Cooperation and Nondisclosure

In further exchange for the Consideration you receive under this Agreement and Release, you agree to cooperate fully with the Company in any matters that have given or may give rise to a legal claim against the Company, and of which you are knowledgeable as a result of your employment with the Company. This requires you, without limitation, to (1) make yourself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for your out of pocket costs, (2) maintain the confidentiality of all Company privileged or confidential information including, without limitation, attorney-client privileged communications and attorney work product, unless disclosure is expressly authorized by the Company’s legal department, and (3) notify the Company promptly of any requests to you for information related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting a representative of the Company to be present during any communication of such information.

Non-Disclosure of Confidential Information.

You agree not to reproduce, publish, disclose, use, reveal, show, or otherwise communicate to any person or entity any Confidential Information, including Company trade secrets. “Confidential Information” as used in this Agreement and Release shall include the Company’s trade secrets as defined under California law, as well as any other information or material which is not generally known to the public, and which: (1) is generated, collected by or utilized in the operations of the Company’s business and relates to the actual or anticipated business, research or development of the Company or the Company’s actual or potential customers and/or vendors/business partners; or (2) is suggested by or results from any task assigned to you by the Company or work performed by you for or on behalf of the Company. Confidential Information shall not be considered generally known to the public if you or others improperly reveal such information to the public without the Company’s express written consent and/or in violation of an obligation of confidentiality to the Company.

Examples of Confidential Information, include, but are not limited to, all customer, client, licensee, supplier and vendor lists, and contractual arrangements, budget information, contents of any databases, contracts, product designs, technical know-how, engineering data, pricing and cost information, pricing policies, margin information, research and development work, systems, procedures and manuals, technical and business information, software, business plans, investment strategies, proprietary data, forecasts, operational methods, customer preferences and needs, projections, market research, perceptual studies, strategic plans, marketing strategies, financial information (including financial statements), sales information, training manuals, employee lists and sensitive compensation data, compensation strategies and plans, and all other competitively sensitive information with respect to the Company, whether or not it is in tangible form, and including without limitation any of the foregoing contained or described on paper or electronic form (including notes, memorandum, reports, or pictures) or in computer software or other storage devices, as the same may exist from time to time and including periods of time prior to or subsequent to the period you have been employed by the Company.

You understand that your breach of this confidentiality provision shall excuse the Company from performing further under this Agreement and Release. You agree that neither this Agreement and Release nor any version of this Agreement and Release shall be admissible in any forum as evidence against the Company or you except in a proceeding to challenge or enforce this Agreement and Release. This Agreement and Release does not constitute an admission of wrongdoing by either party.

You acknowledge and agree that any agreements signed by you relating to intellectual property and confidential information acquired by you as a result of your employment with the Company remain in full force and effect and place legal obligations upon you that continue beyond your employment with the Company. In further exchange for the Consideration you receive under this Agreement and Release, you agree to abide by the confidentiality, intellectual property and non-solicitation covenants set forth below with respect to knowledge acquired during your employment with the Company.

Nothing in this Agreement and Release (or any exhibit or attachment thereto) is intended to prohibit you from reporting any accounting, internal accounting control, or auditing matter to any federal regulatory agency, any federal law enforcement agency, or any Member of Congress or any committee or subcommittee of Congress. Nor is this Agreement and Release (or any exhibit or attachment thereto) intended to prohibit you from engaging in any activity protected by the Sarbanes-Oxley Act (18 U.S.C. § 1514A).

Cooperation with AAG Group.

You agree to assist and fully cooperate with the AAG Group in obtaining, maintaining, and asserting the fullest measure of legal protection, which the AAG Group elects to obtain, maintain or assert for Inventions in which it has a property right. “Inventions” includes not only inventions (whether or not patentable), but also innovations, improvements, discoveries, ideas and all other forms of intellectual property (including, but not limited to, copyright works and mask works), whether or not any of the foregoing constitutes trade secret or other confidential information. You also agree to assist and fully cooperate with the AAG Group in defending the AAG Group against claims of violation of the intellectual property rights of others. You will be paid my reasonable expenses in assisting, and cooperating with, the AAG Group. Except for any Inventions prohibited from assignment under California Labor Code Section 2870, you agree to execute any lawful document the AAG Group requests you to execute relating to obtaining, maintaining or asserting legal protection for any said Invention or in defending against claims of the violation of the intellectual property rights of others (including, but not limited to, executing applications, assignments, oaths, declarations, and affidavits) and you will make myself available for interviews, depositions and testimony. In the event that the AAG Group is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any other reason whatsoever, you hereby irrevocably designate and appoint the AAG Group and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and on your behalf to execute and file any such application or applications, and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by you.

Trade Secret Protection Non-Solicitation.

You agree not to, directly or indirectly, use Company trade secrets to solicit the sale of any products or services that are competitive with products or services offered by, provided by or distributed by the Company, to any customer or potential customer of the Company. For a period of one year after the Last Day of Active Employment, you agree not to, directly or indirectly: solicit, attempt to persuade any employee of the Company, or recruit any person who was an employee of the Company during the twelve (12) months immediately preceding the your Last Day of Active Employment, to leave the employ of the Company.  At no time shall your interfere with the performance of other Company employees’ duties for the Company.

Return of Company Property.

You agree to immediately return all of the Company’s property, including without limitation: (i) Blackberries, cell phones or similar electronic devices, computers, printers, key cards, documents or other tangible property of the Company, and (ii) the Company’s data, including all Confidential Information, in any media, including paper or electronic form, and you shall not retain in your possession any copies of such information.

Severability; Entire Agreement; No Oral Modifications; No Waivers

Should any of the provisions of this Agreement and Release (other than the Release of Claims provision) be determined to be invalid by a court of competent jurisdiction, the parties agree that this shall not affect the enforceability of the other provisions of the Agreement and Release. In such case, the parties shall renegotiate the invalidated provision(s) in good faith to effectuate its/their purpose and to conform the provision(s) to applicable law. This Agreement and Release constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Agreement and Release may be amended or modified only by an agreement in writing. The failure by the Company to declare a breach or otherwise to assert its rights under this Agreement and Release shall not be construed as a waiver of any right the Company has under this Agreement and Release.

Choice of Law

This Agreement and Release shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without reference to principles of conflict of laws.

Acknowledgments and Certifications

You acknowledge and certify that you:

(a)                                 have read and understand all of the terms of this Agreement and Release and finds that it has been written in language that you understand;

(b)                                 do not rely on any representation or statement, written or oral, not set forth in this Agreement and Release;

(b)                                 have had a reasonable period of time to consider this Agreement and Release;

(c)                                  are signing this Agreement and Release knowingly and voluntarily;

(d)                                 have been advised to consult with an attorney before signing this Agreement and Release;

(e)                                  have the right to consider the terms of this Agreement and Release for 21 days and if you take fewer than 21 days to review this Agreement and Release, you hereby waive any and all rights to the balance of the 21 day review period; and

(f)                                   have the right to revoke this Agreement and Release within 7 days after signing it, by providing written notice of revocation to your Human Resources representative by either: (a) hand-delivering the revocation to Robin Trainor; or (b) fax the revocation to Robin Trainor at (203) 797-9103. In either case, you agree to keep written documentation proving that you revoked this Agreement and Release as provided in this Paragraph, either by keeping the documents signed by a representative of the company, attesting to the delivery of the revocation, or a verification that the fax was, in fact, received by Robin Trainor. If you revoke this Agreement and Release during this 7-day period, it becomes null and void in its entirety.

THIS IS A LEGALLY ENFORCEABLE DOCUMENT.

Armored AutoGroup Inc.

/s/ Derek Gordon		By:	/s/ Robin Trainor
Derek Gordon			Robin Trainor
Vice President, Human Resources

Dated:	12/27/11	Dated:	12/27/11